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                                  FIRST AMENDMENT TO
                           SUBORDINATED TERM LOAN AGREEMENT



          THIS FIRST AMENDMENT TO SUBORDINATED TERM LOAN AGREEMENT (this "First Amendment") dated as of February 10, 1997 is entered into by and among WELLPOINT HEALTH NETWORKS INC., a California corporation (the "Company"), each of the financial institutions that is a signatory hereto (the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Banks (the "Administrative Agent") and amends that certain Credit Agreement dated as of November 21, 1996 among the Company the Banks and the Administrative Agent (the "Agreement").

                                       RECITAL

          The Company has requested an extension of the Availability Period, and the Banks and the Administrative Agent are willing to extend the Availability Period on the terms and conditions set forth herein.


          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


          1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

          2.   Amendments to Agreement.

          2.1 The definition of "Availability Period" in Section 1.01 of the Agreement is amended by deleting "February 15, 1997" and inserting "March 17, 1997" in lieu thereof.

          3. Representations and Warranties. The Company represents and warrants to Banks and Administrative Agent that, on and as of the date hereof, and after giving effect to this First Amendment:

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          3.1  Authorization.  The execution, delivery and performance of this
First Amendment have been duly authorized by all necessary corporate action by the Company and this First Amendment has been duly executed and delivered by the Company.

          3.2 Binding Obligation. This First Amendment is the legal, valid and binding obligation of Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          3.3 No Legal Obstacle to Amendment. The execution, delivery and performance of this First Amendment will not (a) contravene the terms of the Company's articles of incorporation, by-laws or other organization document; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or (c) violate any Governmental Rule where such violation would reasonably be expected to have a Material Adverse Effect. No approval, consent, exemption, authorization of other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by the Company of this First Amendment, or the transactions contemplated thereby.

          3.4 Incorporation of Certain Representations. The representations and warranties of the Company set forth in Article V of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations made as of an earlier specified date.

          3.5 Default. No Default or Event of Default under the Agreement has occurred and is continuing.


          4. Conditions, Effectiveness. The effectiveness of this First Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery of the following to the Administrative Agent in form and substance satisfactory to the Administrative Agent:

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          4.1  Corporate Resolutions.  A copy of a resolution or resolutions passed by the Board of Directors of the Company, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the effective date of this First Amendment, authorizing the amendments to the Agreement herein provided for and the execution, delivery and performance of this First Amendment and any note or other instrument or agreement required hereunder.

          4.2 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of the Company dated the effective date of this First Amendment, as to the incumbency of the person or persons authorized to execute and deliver this First Amendment and any instrument or agreement required hereunder on behalf of the Company.

          4.3 Other Evidence. Such other evidence with respect to the Company or any other person as the Administrative Agent or any Bank may reasonably request in connection with this First Amendment and the compliance with the conditions set forth herein.


          5.   Miscellaneous.

          5.1 Effectiveness of Agreement. Except as hereby expressly amended, the Agreement and each other Loan Document shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.

          5.2 Waivers. This First Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

          5.3 Counterparts. This First Amendment may be executed in any number of counterparts and all of such

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counterparts taken together shall be deemed to constitute one and the same instrument. This First Amendment shall not become effective until the Company, the Banks and the Administrative Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

          5.4 Jurisdiction. This First Amendment shall be governed by and construed under the laws of the State of California.

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          IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed and delivered as of the date first written above.


                             WELLPOINT HEALTH NETWORKS INC.


                             By:  /s/ Howard G. Phanstiel
                                -----------------------------------
                             Name: Howard G. Phanstiel
                             Title: Executive Vice President


                             BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION, as
                             Administrative Agent


                             By: /s/ Christine Cordi
                                -----------------------------------
                                    Christine Cordi
                                    Vice President


                             BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION, as a Bank


                             By: /s/ Pamela Holloway-Dobson
                                ----------------------------------
                             Name: Pamela Holloway-Dobson
                             Title: Vice President